UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 placeCityWASHINGTON, StateD.C. PostalCode20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 3, 2010


                               CEL-SCI CORPORATION
                     --------------------------------------
             (Exact name of Registrant as specified in its charter)



          Colorado                       0-11503                84-0916344
--------------------------        --------------------      -----------------
(State or other jurisdiction      (Commission File No.)       (IRS Employer
    of incorporation)                                       Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
           ----------------------------------------------------------
          (Address of principal executive offices, including Zip Code)



       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------


                                       N/A
                         ------------------------------
          (Former name or former address if changed since last report)

Item 8.01   Other Events

     In April 2007 CEL-SCI Corporation issued its Series M warrants to a group of private investors. The Series M warrants collectively entitle the holders to purchase up to 10,021,667 shares of CEL-SCI's common stock at a price of $2.00 per share. The Series M warrants expire on July 31, 2012.

     Laksya Ventures is the owner of 8,800,000 Series M Warrants. On August 3, 2010 CEL-SCI's Directors approved an amendment to the terms of the Series M warrants held by Laksya such that Laksya may purchase 6,000,000 shares of CEL-SCI's common stock (as reduced from 8,800,000 shares) at a price of $0.60 per share.

     In approving the amendment to Laksya's Series M warrants, CEL-SCI's Directors determined that reducing the number of CEL-SCI's outstanding warrants would be beneficial.

     CEL-SCI will file with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering the shares issuable upon the exercise of the Series M warrants.

     CEL-SCI will not pay any commissions with respect to the sale of any securities offered by the prospectus supplement.

Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description

          5                   Opinion of Counsel
         10(i)                Warrant Modification Agreement
         23(a)                Consent of Attorneys

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 9, 2010               CEL-SCI CORPORATION



                                    By:  /s/ Patricia B. Prichep
                                        --------------------------------------
                                        Patricia B. Prichep
                                        Senior Vice President of Operations

                               CEL-SCI CORPORATION

                                    FORM 8-K

                                    EXHIBITS